EXHIBIT 10.01
AMENDMENT No. 1
to
Transitional Employment and Separation Agreement
     This Amendment No. 1 to Transitional Employment and Separation Agreement (“Amendment 1”) is entered into on the date last written below, by and between Silicon Image, Inc., (“Company”), and Robert Freeman (“Employee”), and amends the Transitional Employment and Separation Agreement between the parties, entered into on April 5, 2007 (the “Agreement”).
     WHEREAS, the parties wish to amend the Agreement to extend the Transition Period as set forth in Section 1 of the Agreement through the period ending December 31, 2007.
     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:
AGREEMENT
1.     The parties hereby amend the Agreement by deleting in its entirety Section 1 of the Agreement as written below:
1. Transitional Employment. Employee shall continue in active full-time employment with the Company for the “Transitional Period”, which shall commence on April 5, 2007 (the “Transitional Date”) and which shall continue until September 30, 2007, unless earlier terminated for “Cause” (as hereinafter defined) or extended by the mutual agreement of the Parties (in any case, the “Termination Date”).
The parties hereby replace the deleted Section 1 of the Agreement with a new Section 1 as follow:
1. Transitional Employment. Employee shall continue in active full-time employment with the Company for the “Transitional Period”, which shall commence on April 5, 2007 (the “Transitional Date”) and which shall continue until December 31, 2007, unless earlier terminated for “Cause” (as hereinafter defined) or extended by the mutual agreement of the Parties (in any case, the “Termination Date”).
2.     This Amendment 1 may be executed in counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument. Each party agrees to be bound by its own facsimile or telecopied signature, and accepts the facsimile or telecopied signature of the other party hereto.
3.     This Amendment 1 is intended to address only the limited matters specifically addressed herein, and does not otherwise amend the Agreement or constitute an understanding, arrangement or waiver with respect to any other matters with respect to the Agreement unless specifically stated in this Amendment 1. In the event of a conflict between the terms and conditions of this Amendment 1 and the Agreement, this Amendment 1 shall supersede the Agreement to the extent of such conflict.
     So agreed between the parties hereto, effective as of the date last executed.

COMPANY		EMPLOYEE

By:	/s/ Steve Tirado	By:	/s/ Robert Freeman

Name:	Steve Tirado	Name:	Robert Freeman

Title:	Chief Executive Officer	Date:	August 23, 2007

Date:	August 23, 2007